EXHIBIT 19.1

WIPRO LIMITED

CONSOLIDATED BALANCE SHEET

		(Rs. in ’000s)

		As of December 31,		As of March 31,

	Schedule	2003	2002	2003

SOURCES OF FUNDS
Shareholders’ Funds
Share Capital	1	465,257	465,094	465,128
Share application money pending allotment		—	—	1,222
Reserves and Surplus	2	41,406,508	32,298,548	34,307,985

		41,871,765	32,763,642	34,774,335

Loan Funds
Secured loans	3	1,617,553	50,398	525,562
Unsecured loans	4	101,354	61,395	65,449

		1,718,907	111,793	118,005

Minority Interest		139,961	85,891	2,229

Total		43,730,633	32,961,326	35,367,575

APPLICATION OF FUNDS
Fixed Assets
Goodwill (refer note 1)		5,295,797	4,833,992	5,007,243
Gross block	5	14,680,064	11,777,947	12,853,110
Less : Depreciation		7,098,505	6,018,090	6,330,715

Net Block		12,877,356	10,593,849	11,529,638
Capital work-in-progress and advances		1,334,026	1,266,854	1,011,471

		14,211,382	11,860,703	12,541,109

Investments	6	19,937,361	9,130,903	8,396,102
Deferred Tax Assets (refer note 7)		465,909	441,152	465,909
Current assets, loans and advances
Inventories	7	1,257,053	956,765	1,010,527
Sundry Debtors	8	9,877,929	7,414,764	8,602,642
Cash and Bank balances	9	1,835,145	5,305,009	4,210,079
Loans and advances	10	5,163,551	4,504,505	7,257,622

		18,133,678	18,181,043	21,080,870

Current liabilities and provisions
Liabilities	11	8,165,339	6,044,330	6,333,268
Provisions	12	852,358	609,202	784,124

		9,017,697	6,653,532	7,117,392

Net Current Assets		9,115,981	11,527,511	13,963,478

Miscellaneous expenditure (to the extent not written off or adjusted)		—	1,057	977

Total		43,730,633	32,961,326	35,367,575

Significant accounting policies and notes to accounts	19

As per our report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants

	/s/ Azim Hasham Premji Azim Hasham Premji	/s/ N. Vaghul N. Vaghul	/s/ P. M. Sinha P. M. Sinha
	Chairman and Managing Director	Director	Director

/s/ J.M. Gandhi J.M. Gandhi
Partner

/s/ V. Ramachandran V. Ramachandran
	/s/ Suresh C. Senapaty Suresh C. Senapaty	Company Secretary
Corporate Executive Vice President – Finance

Mumbai, January 21, 2004		Bangalore, January 21, 2004

WIPRO LIMITED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

		(Rs. in ‘000s)

	Schedule	Nine months ended December31,		Year ended March 31

		2003	2002	2003

INCOME
Gross Sales and Services		41,207,006	31,062,551	43,572,657
Less: Excise Duty		541,131	506,920	707,169

Net Sales and Services		40,665,875	30,555,631	42,865,488

Other Income	13	840,217	995,015	1,181,962

		41,506,092	31,550,646	44,047,450

EXPENDITURE
Cost of goods sold	14	27,019,603	19,471,268	27,438,729
Selling, general and administrative expenses	15	6,389,478	4,634,203	6,442,577
Interest	16	28,172	18,232	30,245

		33,437,253	24,123,703	33,911,551

PROFIT BEFORE TAXATION:
Continuing Operations		8,068,839	7,609,186	10,317,484
Discontinuing Operations		—	(182,243)	(181,585)

Total		8,068,839	7,426,943	10,135,899

PROVISION FOR TAXATION: (Refer note 8)
Continuing Operations		922,157	960,756	1,342,752
Discontinuing Operations		—	(66,974)	(66,733)

Total			893,782	1,276,019

PROFIT FOR THE PERIOD BEFORE EXTRAORDINARY ITEMS:
Continuing Operations		7,146,682	6,648,430	8,974,732
Discontinuing Operations		—	(115,269)	(114,852)

Total		7,146,682	6,533,161	8,859,880

Loss on discontinuance of ISP business	18	—	(378,199)	(352,195)
Tax benefit on above		—	89,261	89,503

Net loss on discontinuance of ISP business		—	(288,938)	(262,692)

PROFIT FOR THE PERIOD BEFORE MINORITY INTEREST / EQUITY IN EARNINGS OF AFFILIATES:		7,146,682	6,244,223	8,597,188

Minority Interest		(35,306)	(34,679)	(36,908)
Equity in earnings / (losses) of affiliates		(4,501)	(258,630)	(355,260)

PROFIT FOR THE PERIOD		7,106,875	5,950,914	8,205,020

Appropriations
Proposed Dividend on equity shares		—	—	232,564
Tax on distribution of Dividend		—	—	29,797

Transfer to balance sheet		7,106,875	5,950,914	7,942,659

Earnings per share (in Rs.)
Basic
On profit for the period from continuing operations		30.90	28.76	38.83
On losses of discontinued ISP business		—	(0.50)	(0.50)
On extraordinary items		—	(1.25)	(1.14)
On equity in earnings of affiliates / minority interest		(0.17)	(1.27)	(1.70)
On profit for the period		30.73	25.74	35.49
Diluted
On profit for the period from continuing operations		30.89	28.71	38.75
On losses of discontinued ISP business		—	(0.50)	(0.50)
On extraordinary items		—	(1.25)	(1.13)
On equity in earnings of affiliates / minority interest		(0.17)	(1.27)	(1.69)
On profit for the period		30.71	25.69	35.43
Number of shares
Basic		231,267,063	231,186,761	231,204,325
Diluted		231,393,738	231,567,521	231,572,448
Significant accounting policies and notes to accounts	19

As per our report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants

	Azim Hasham Premji	N. Vaghul	P. M. Sinha
	Chairman and Managing Director	Director	Director

J.M. Gandhi
Partner	Suresh C. Senapaty	V. Ramachandran
	Corporate Executive Vice President - Finance	Company Secretary

Mumbai, January 21, 2004		Bangalore, January 21, 2004

WIPRO LIMITED

SCHEDULE 1 : SHARE CAPITAL

	(Rs. in ’000s, except share numbers)

	As of December 31,		As of March 31,

	2003	2002	2003

Authorised
375,000,000 (2003: 375,000,000; 2002: 375,000,000) Equity shares of Rs 2 each	750,000	750,000	750,000
2,500,000 (2003: 2,500,000; 2002: 2,500,000) 10.25 % Redeemable Cumulative Preference Shares of Rs.100 each	250,000	250,000	250,000

	1,000,000	1,000,000	1,000,000

Issued, subscribed and paid-up
232,628,559 (2003: 232,563,992; 2002: 232,547,145) equity shares of Rs 2 each	465,257	465,094	465,128

	465,257	465,094	465,128

Notes:

1.	Of the above equity shares:

a.	226,905,825 equity shares (2003: 226,905,825; 2002: 226,905,825) have been allotted as fully paid bonus shares by capitalization of Share Premium of Rs. 32,639 and General Reserves of Rs. 421,173.

b.	1,325,525 equity shares (2003: 1,325,525; 2002: 1,325,525) have been allotted as fully paid-up, pursuant to a scheme of amalgamation, without payment being received in cash.

c.	3,162,500 shares representing 3,162,500 American Depository Receipts issued during 2000-2001 pursuant to American Depository offering by the Company.

d.	309,709 (2003: 245,142; 2002: 228,295) equity shares issued pursuant to Employee Stock Option Plan.

SCHEDULE 2 : RESERVES AND SURPLUS

	As of					As of
	April					December 31,
	1, 2003	Additions			Deductions	2003

Capital Reserves	9,500				—	9,500
	9,500	—			—	9,500
	9,500	—			—	9,500

Capital Redemption Reserve	250,038	—			—	250,038
	250,038					250,038
	250,038	—			—	250,038

Share Premium	6,492,847	70699	(a	)	—	6,563,546
	6,386,235	88,352				6,474,587
	6,386,235	106,612			—	6,492,847

Translation Reserve	(568)	(74,650)	(b	)		(75,218)
	—	—			—	—
	—	(568)			—	(568)

Deferred Stock Compensation	4,401	—			4,401	—
	—	4,401			—	4,401
	—	4,401			—	4,401

Profit & Loss account		7,106,875				7,106,875
		5,950,914				5,950,914

General Reserve	27,551,767	—			—	27,551,767
	18,814,390	794,718				19,609,108
	18,814,390	8,737,377	(c	)	—	27,551,767

	34,307,985	7,102,924			4,401	41,406,508
	25,460,163	6,838,385			—	32,298,548
	25,460,163	8,847,822			—	34,307,985

Corresponding figures for 2003 and 2002 are given below current year’s figures

a)	Rs. 70,699 (2003: 106,612; 2002: 88352) pursuant to issue of shares under Employee Stock Option Plan.

b)	Translation reserves arising on account of translation of assets and liabilities of foreign subsidiaries which are considered as non - integral operations.

c)	Additions to General Reserves includes:

	December 31, 2003	December 31, 2002	March 31, 2003

Transfer from profit and loss account	—	—	7,942,659
Equity in earnings of affiliates as of March 31, 2002:
Wipro GE medicals systems Ltd.	—	771,849	771,849
WeP Peripherals Ltd.	—	22,869	22,869

Total	—	794,718	8,737,377

WIPRO LIMITED

SCHEDULE 3 : SECURED LOANS

		(Rs. In 000s)

		As of December 31,		As of March 31,
	Note
	Reference	2003	2002	2003

From Banks
Cash credit facility	A	1,587,678	20,523	495,687
From Financial Institutions
Asset Credit Scheme	B	28,200	28,200	28,200
Development loan from Government of Karnataka	C	1,675	1,675	1,675

		1,617,553	50,398	525,562

Notes:

a.	Secured by hypothecation of stock-in trade, book debts, stores and spares and secured / to be secured by a second mortgage over certain immovable properties.

b.	Secured by hypothecation of specific machinery / assets.

c.	Secured by a pari-passu second mortgage over immovable properties at Mysore and hypothecation of movable properties other than inventories, book debts and specific equipments referred to in ‘Note a’ above.

SCHEDULE 4 : UNSECURED LOANS

	As of December 31,		As of March 31,

	2003	2002	2003

Interest free loan from Government	100,104	60,145	64,199
Loans from state financial institutions	1,250	1,250	1,250

	101,354	61,395	65,449

WIPRO LIMITED

SCHEDULE 5: FIXED ASSETS

					(Rs. in 000s)

	GROSS BLOCK				PROVISION FOR DEPRECIATION

				As of				As of
	As of		Deductions /	December	As of April 1,	Depreciation for	Deductions /	December
Particulars	April 1, 2003	Additions	adjustments	31, 2003	2003	the period	adjustments	31, 2003

Land	744,874	114,605	—	859,479	9,047	2,653	—	11,700
Buildings	2,123,840	580,514	—	2,704,354	173,707	69,143	—	242,850
Plant & Machinery	7,834,182	1,368,136	608,070	8,594,248	5,055,829	1,018,052	569,705	5,504,176
Furniture, Fixture and Equipments	1,571,088	216,302	42,546	1,744,844	820,979	202,224	33,700	989,503
Vehicles	566,714	189,987	41,631	715,070	259,616	98,849	24,221	334,244
Technical know-how	10,378	—	—	10,378	10,378	—	—	10,378
Patents and trade marks	2,034	51,691	2,034	51,691	1,159	4,495	—	5,654

	12,853,110	2,521,235	694,281	14,680,064	6,330,715	1,395,416	627,626	7,098,505

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(Rs. in 000s)

	NET BLOCK

	As of	As of
	December 31,	March 31,
Particulars	2003	2003

Land	847,779	735,827
Buildings	2,461,504	1,950,133
Plant & Machinery	3,090,072	2,778,353
Furniture, Fixture and Equipments	755,341	750,108
Vehicles	380,826	307,099
Technical know-how	—	—
Patents and trade marks	46,037	875

	7,581,559	6,522,395

WIPRO LIMITED

SCHEDULE 6 : INVESTMENTS

				(Rs. in ’000s)

		As of December 31,		As of March 31,
( Rs. in 000s except share numbers and face value)
All shares are fully paid up unless otherwise stated	Number	2003	2002	2003

Investments - Long Term (at cost)
Investment in Affiliates
Wipro GE Medical Systems Ltd #		371,707	513,219	400,599
WeP Peripherals Ltd		152,908	117,470	133,460

		524,615	630,689	534,059

Investments in equity shares of other companies
Quoted		121	208	208
Unquoted		456	482	477
Other Investments (unquoted)		6	50,458	47,958
Investments in Short Term and money market mutual funds
Alliance Capital Mutual Fund	42,405,419	424,054	265,565	—
Pioneer ITI Mutual Fund			—	741,000
Prudential ICICI Mutual Fund (170,413,918 units redeemed during the year)	231,805,367	2,576,411	1,527,520	1,458,900
HDFC Mutual Fund (16,156,006 units redeemed during the year)	215,142,932	2,417,469	1,791,620	1,424,000
Standard Chartered Mutual Fund (78,060,002 units redeemed during the year)	185,824,131	1,930,775	980,800	1,007,400
Reliance Mutual Fund (53,511,548 units redeemed during the year)	115,126,880	1,346,809	788,100	626,100
Zurich India Mutual Fund (43,928,303 units redeemed during the year)	—		1,069,900	515,900
Franklin Templeton Mutual Fund (402,058 units redeemed during the year)	1,651,449	1,951,472	681,700
Franklin Templeton India Mutual Fund (192,622 units redeemed during the year)	11,336,635	114,854	249,300	252,800
Kotak Mutual Fund (118,141,895 units redeemed during the year)	105,093,523	1,184,895	515,165	541,500
JM Mutual Fund (4,959,235 units redeemed during the year)	154,715,210	1,549,628	87,700	361,300
DSP Merrill Lynch Mutual Fund	63,675,136	639,585	80,600	182,500
SBI Insta Cash	55,993,922	589,321	—	63,000
Birla Mutual Fund (9,272,223 units redeemed during the year)	128,284,927	1,350,976	411,096	639,000
IL & FS Mutual Fund	45,744,154	457,442	—	—
H S B C Mutual Fund (20,633,733 units redeemed during the year)	84,775,844	872,756	—	—
Deutsche Mutual Fund	74,624,143	759,485	—	—
ING Mutual Fund	34,295,825	369,113	—	—
Sundaram Mutual Fund (20,522,405 units redeemed during the year)			—	—
Tata Mutual Fund (17,921,147 units redeemed during the year)	20,809,809	231,889	—	—
Can Liquid	26,116,396	262,402
Chola Mutual Fund	6,526,582	65,266
Principal Mutual Fund	31,753,665	317,561

		19,412,163	8,500,214	7,813,400

Total		19,937,361	9,130,903	8,396,102

# Equity investments in this company carry certain restrictions on transfer of shares that is normally provided for in joint venture Agreement.

WIPRO LIMITED

SCHEDULE 7 : INVENTORIES

			(Rs. in ‘000s)

	As of December 31,		As of March 31,

	2003	2002	2003

Stores and Spares	28,404	32,707	25,952
Raw Materials	363,429	368,049	398,216
Stock-in-process	130,678	138,729	119,028
Finished goods	734,542	417,280	467,331

	1,257,053	956,765	1,010,527

Basis of stock valuation :

a)	Raw materials, stock-in-process and stores and spares at or below cost.

b)	Finished products at cost or net realisable value, whichever is lower.

SCHEDULE 8 : SUNDRY DEBTORS
(Unsecured)

Over Six Months
Considered good	626,189	799,262	694,372
Considered doubtful	749,138	640,335	643,921

	1,375,327	1,439,597	1,338,293

Others
Considered good	9,251,740	6,615,502	7,908,270
Considered doubtful	—	—	17,648

	9,251,740	6,615,502	7,925,918

Less: Provision for doubtful debts	749,138	640,335	661,569

	9,877,929	7,414,764	8,602,642

SCHEDULE 9 : CASH AND BANK BALANCES

Cash and Cheques on Hand	212,088	185,787	498,387
Balances with scheduled banks
On Current account	812,452	738,369	169,506
In Deposit account	90,963	2,240,025	1,468,034
Balances with other banks in current account
Midland Bank, U K	98,097	—	428,915
Wells Fargo, U S A	398,900	97,827	1,575,159
Societe General			—
Bank of America	157,329	11,357	44,068
Standard Chartered Bank		4,123	312
Shanghai C&S Bank		126	1,181
Danske Bank		480,000
National City Bank		84,336
Allied Irish Banks		240,000
American Express centurion		480,000
Svenska Handelsbanken		240,000
Chase Manhatten	16,591
FCC National bank	25,569
Bank of Scotland		480,000
Suntrust bank
South trust Bank			2,800
Hong Kong & Shanghai Bank	17,479	716	13,462
Bank of Tokyo		22,318	8,230
Great Western Bank	5,677	25	25

	1,835,145	5,305,009	4,210,079

Maximum balances during the year
Midland Bank, U K			780,682
Wells Fargo, U S A			2,396,512
Nations Bank			97,627
Deutsche Bank			487,942
Societe General			460,378
Bank of America			97,397
Standard Chartered Bank			5,276
Shanghai C&S Bank			3,655
South trust Bank			2,800
Hong Kong & Shanghai Bank			13,462
Bank of Tokyo			8,230
First Chicago			979
Citibank			1,949
FCC National Bank			976
Chase Manhattan			1,025
Great Western Bank			25

WIPRO LIMITED

SCHEDULE 10 : LOANS AND ADVANCES
(Unsecured, considered good unless otherwise stated)

			(Rs. in ’000s)

	As of December 31,		As of March 31,

	2003	2002	2003

Advances recoverable in cash or in kind or for value to be received
Considered good	1,742,405	1,416,673	1,726,893
Considered doubtful	89,167	71,692	72,694

	1,831,572	1,488,365	1,799,586

Less: Provision for doubtful advances	89,167	71,692	72,694

	1,742,405	1,416,673	1,726,893

Certificate of deposits with foreign banks	—	481,609	2,463,056
Inter Corporate Deposits:
GE Capital Services India	—	200,741	258,803
Citicorp Financial services Limited	8,081	35,497	27,000

	8,081	236,238	285,803

Other Deposits (Refer Note a.)	719,800	633,517	637,206
Advance income-tax (net of provision)	723,599	496,273	747,021
Balances with excise and customs	12,439	9,735	16,699
Unbilled Services	1,957,227	1,230,460	1,380,944

	5,163,551	4,504,505	7,257,622

Note:

a.	Other Deposits include Rs 25,000 (2002: Rs. 25,000) security deposits for premises with a firm in which a director is Interested

SCHEDULE 11 : LIABILTIES

Sundry Creditors	2,234,393	1,891,601	2,295,755
Unclaimed dividends	1,491	1,588	1,588
Advances from customers	795,855	756,996	755,942
Other liabilities	4,782,972	3,096,338	2,919,905
Unbilled Services	350,628	297,621	359,902
Interest accrued but not due on loans	—	186	176

	8,165,339	6,044,330	6,333,268

SCHEDULE 12 : PROVISIONS

Employee retirement benefits	852,358	609,202	521,763
Proposed dividend		—	232,564
Tax on proposed dividend		—	29,797

	852,358	609,202	784,124

WIPRO LIMITED

SCHEDULE 13 : OTHER INCOME

			(Rs. in ’000s)

	Nine months ended December 31,		Year ended March 31,

	2003	2002	2003

Dividend from mutual funds	572,511	20,737	26,560
Interest on debt instruments	21,902	207,637	172,603
Interest on Income tax refund			54,120
Rental Income	27,800	19,453	25,266
Profit / (loss) on Sale of Investments	(44,328)	315,819	410,360
Profit on disposal of fixed assets	(478)	2,959	7,243
Difference in exchange (Net)	199,833	321,687	297,085
Brand fees	22,050	40,242	53,016
Royalty	—	5,000	19,000
Provision no longer required written back	1,235	21,291	69,687
Miscellaneous Income	39,692	40,190	47,022

	840,217	995,015	1,181,962

Notes: Tax deducted at source Rs. 9413 (2003: 119,430; 2002: Rs. 104,805)

SCHEDULE 14 : COST OF GOODS SOLD

Raw materials, Finished and Process Stocks (Refer schedule 17)	5,664,063	5,590,272	7,767,033
Stores & Spares	138,869	124,841	172,383
Power and Fuel	346,464	265,824	336,840
Salaries, wages and bonus	5,940,665	3,604,233	5,288,348
Contribution to provident and other funds	212,624	133,483	191,756
Gratuity and pension	228,488	149,764	173,594
Workmen and Staff welfare	167,779	111,692	148,538
Insurance	43,488	18,060	25,423
Repairs to factory buildings	7,674	6,361	11,986
Repairs to Plant & Machinery	326,250	282,526	421,170
Rent	228,070	161,792	217,650
Rates & Taxes	566	22,887	30,746
Packing	62,752	49,033	82,661
Travelling and allowances	8,996,797	6,119,361	8,472,040
Depreciation	1,120,609	824,056	1,180,833
Technical fees	206,416	126,881	207,290
Miscellaneous	3,420,056	1,981,456	2,866,433
Less: Capitalized	(92,027)	(101,254)	(155,995)

	27,019,603	19,471,268	27,438,729

SCHEDULE 15 : SELLING GENERAL AND ADMINISTRATIVE EXPENSES

Salaries, wages and bonus	1,418,526	881,474	1,294,086
Contribution to provident and other funds	33,769	28,074	38,629
Gratuity and pension	41,521	36,283	38,876
Workmen and Staff welfare	148,282	99,772	146,407
Insurance	20,124	6,845	10,385
Repairs to buildings	3,213	3,817	3,943
Rent	133,489	99,344	128,248
Rates and taxes	51,280	53,108	66,624
Carriage and freight	105,481	97,989	116,466
Commission on sales	57,749	31,341	67,756
Auditors’ remuneration and expenses
Audit fees	4,692	4,738	6,567
For certification including tax audit	439	114	1,410
Reimbursement of expenses	402	227	505
Advertisement and sales promotion	416,128	295,324	405,804
Loss on sale of fixed assets	6,371	2,794	6,470
Directors’ fees	110	62	128
Depreciation	274,807	281,037	391,417
Travelling and allowances	2,493,899	1,777,559	2,554,828
Communication	125,416	176,348	221,399
Provision/write off of bad debts	142,045	155,895	180,046
Miscellaneous	911,735	602,058	762,583

	6,389,478	4,634,203	6,442,577

WIPRO LIMITED

SCHEDULE 16 : INTEREST

			(Rs. in 000s)

	Nine months ended December 31,		Year ended March 31,

	2003	2002	2003

On fixed loans	3,680	5,031	6,022
Others	24,492	13,201	24,223

	28,172	18,232	30,245

SCHEDULE 17 : RAW MATERIALS, FINISHED AND PROCESS STOCKS

Consumption of Raw Materials and Bought Out Components
Opening stocks	398,216	439,930	439,930
Add: Purchases	3,544,287	3,293,839	4,688,657
Less: Closing stocks	363,429	368,049	398,216

	3,579,074	3,365,720	4,730,371

Purchase of Finished Products for sale	2,363,850	2,330,404	3,172,864

(Increase) / Decrease in Finished and Process Stocks
Opening stock : In process	119,028	84,722	84,722
: Finished Products	467,331	365,435	365,435
Less: Closing stocks : In process	130,678	138,729	119,028
: Finished Products	734,542	417,280	467,331

	(278,860)	(105,852)	(136,202)

	5,664,063	5,590,272	7,767,033

SCHEDULE 18 : NON - RECURRING / EXTRAORDINARY ITEMS

Loss of discontinued ISP business	—	378,199	352,195

	—	378,199	352,195

WIPRO LIMITED

SCHEDULE –19 SIGNIFICANT ACCOUNTING POLICIES

Accounting convention

The preparation of consolidated financial statements in conformity with Indian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Basis of preparation of financial statements :-

The accompanying consolidated financial statements have been prepared in accordance with Accounting Standard 21 ‘Consolidated Financial Statements’ and Accounting Standard 23 ‘Accounting for Investments in Associates in Consolidated Financial Statements.

Principles of consolidation :-

The consolidated financial statements include the financial statements of Wipro and all of its subsidiaries, which are more than 50% owned and controlled and its affiliates where the Company holds more than 20% control. All material inter-company accounts and transactions are eliminated on consolidation. The company accounts for investments by the equity method where its investment in the voting stock gives it the ability to exercise significant influence over the investee.

Revenue recognition

•	Sales include applicable sales tax unless separately charged, export incentives, and are net of discounts.

•	Sales are recognized on despatch, except in the following cases:

-	Consignment sales are recognized on receipt of statement of account from the agent

-	Sales, which are subject to detailed acceptance tests, revenue is reckoned based on milestones for billing, as provided in the contracts

-	Revenue from software development services includes revenue from time and material and fixed price contracts. Revenue from time and material contracts are recognized as related services are performed. With reference to fixed price contracts revenue is recognized in accordance with percentage of completion method of accounting

•	Export incentives are accounted on accrual basis and include estimated realizable values/benefits from special import licenses and Advance licenses.

•	Agency commission is accrued on shipment of consignment by principal.

•	Maintenance revenue is considered on acceptance of the contract and is accrued over the period of the contract.

•	Other income is recognized on accrual basis.

Fixed Assets and Depreciation

Fixed assets are stated at historical cost less depreciation.

Interest on borrowed money allocated to and utilized for fixed assets, pertaining to the period up to the date of capitalization is capitalized. Assets acquired on hire purchase are capitalized at the gross value and interest thereon is charged to Profit and Loss account. Renewals and replacement are either capitalized or charged to revenue as appropriate, depending upon their nature and long-term utility.

In respect of leased assets, lease rentals payable during the year is charged to Profit and Loss account.

Depreciation is provided on straight line method at rates specified in Schedule XIV to the Companies Act, 1956, except on computers, furniture and fixture, office equipment, electrical installations (other than those at factories) and vehicles for which commercial rates are applied. In Wipro Inc, Enthink Inc and Wipro Japan KK depreciation is provided on Written Down Value method.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized over their estimated useful life ranging between 5 years to 20 years.

Investments

Long term Investments are stated at cost and short term investments are valued at lower of cost and net realizable value. Diminution in value is provided for where the management is of the opinion that the diminution is of permanent nature.

Inventories

Finished goods are valued at cost or net realizable value, whichever is lower. Other inventories are valued at cost less provision for obsolescence. Indigenously developed software products are valued at cost, which reflects their remaining economic life. Small value tools and consumables are charged to consumption on purchase. Cost is computed on weighted average basis.

Provision for retirement benefits

For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employee’s is determined as per actuarial valuation at the year-end. Defined contributions for provident fund and pension are charged to the Profit and Loss account based on contributions made in terms of applicable schemes, after netting off the amounts rendered surplus on account of employees separated from the Company.

Deferred Tax

Tax expenses charged to Profit and Loss account is after considering deferred tax impact for the timing difference between accounting income and tax income. Deferred tax assets are recognized when there is a reasonable certainty that they will be realized. Deferred tax asset relating to unabsorbed business losses are recognized when there is a virtual certainty that there will be sufficient taxable profits to utilize them.

Foreign currency transactions

Foreign currency transactions are recorded at the spot rate at the beginning of the concerned month. Period-end balances of foreign currency assets and liabilities are restated at the closing rate / forward contract rate, as applicable. Resultant differences in respect of liabilities relating to acquisition of fixed assets are capitalized. Other differences on restatement or payment are adjusted to revenue account.

Forward premium in respect of forward exchange contracts are recognized over the life of the contract, except that premium relating to foreign currency loans for the acquisition of fixed assets are capitalized.

In respect of non-integral operations assets and liabilities are translated at the exchange rate prevailing at the date of the balance sheet. The items in the profit & loss account are translated at the average exchange rate during the period. The differences arising out of the translation are included in translation reserve.

Research and Development

Revenue expenditure on research and development is charged to Profit and Loss account and capital expenditure is shown as addition to fixed assets.

NOTES TO ACCOUNTS

(All figures are reported in rupees thousands, except data relating to share or unless stated otherwise)

1.	Goodwill arising on account of acquisition of subsidiaries and affiliates is not being amortized. Goodwill in the balance sheet represents goodwill arising on acquisition of the following:

(Rs. in ’000s)

Wipro Fluid Power Limited	18,271
Wipro Spectramind e Services Private Limited	3,726,185
Wipro Healthcare IT Limited	175,012
Energy Utility Practice	991,281
Wipro Nervewire	385,048

Total	5,295,797

2.	In May 2003, company acquired Nervewire Inc. a Massachusetts based business and IT consulting company, serving customers in the financial services sector, for a consideration of Rs. 791,038. In addition to that, at the time of acquisition the company has decided to restructure certain lease agreement entered into by Nervewire and in the process has made a provision for the estimated liability of Rs. 86,953. The amount of this liability is also considered in cost of acquisition.

3.	In April 2003, the company acquired Glucovita brand from Hindustan Lever Limited at a cost of Rs. 26,690, and also paid further Rs. 25,000 for non-compete agreement. Based on the performance of various other established brands in the market of similar products, the company estimates that the useful life of the brand is 20 years and the cost of the brand is accordingly amortized over 20 years. Payment for non-compete agreement is amortized over the period of agreement.

4.	The company has a 49% equity interest in Wipro GE Medical Systems Limited (WGE), a joint venture with General Electric, USA. The joint venture agreement provides specific rights to the joint venture partners. The rights conferred to Wipro are primarily protective in nature. Therefore, WGE is not considered as a joint venture and consolidation of financial statements are carried out as per equity method in terms of Accounting Standard 23 “Accounting for Investments in Associates in Consolidated Financial statements”.

Investments in WeP Peripherals have been accounted for by equity method.

5.	In the nine months ended December 31, 2003 Wipro Spectramind e Services Limited allotted 4,164,505 shares to its employees on the exercise of their right under employee stock options. On account of this, the ownership of Wipro Spectramind by the company stand reduced to 93% from earlier 100%. As the exercise price paid was higher than their proportionate share in the net assets of Wipro Spectramind, the excess of Rs. 49,355 has been adjusted from the Goodwill on consolidation.

6.	The company has re-estimated the economic life of moulds and dies to a lesser period and consequent to that with effect from 1st April 2003 moulds and dies are being depreciated at 25% instead of 11.31% followed hitherto. On account of the change in depreciation rate, profit for the period is lower by Rs. 7,015.

7.	The break-up of net deferred tax asset is given below:

			(Rs. in 000s)

	December 31,	December 31,
	2003	2002	March 31, 2003

Deferred tax assets:
Allowance for doubtful debts	87,070	102,364	87,070
Property plant and equipment	74,272	116,743	74,272
Employee stock incentive plan	38,902	38,902	38,902
Accrued expenses	103,133	42,192	103,133
Business losses carried forward	162,532	140,951	162,532

	465,909	441,152	465,909

8.	Provision for taxation comprises of following:

(i)	Rs. 514,749 (2003: 556,117; 2002: Rs. 418,570) in respect of foreign taxes

(ii)	Rs. 405,158 (2003: 627,899; 2002: 383,701) in respect of Indian Income Tax, net of tax benefit from discontinued business of Rs. Nil (2003: 156,236; 2002: 156,235) and write back of earlier years tax of Rs. 18,542 (2003: 200,850; 2002: Rs. 193,612).

(iii)	Rs. 2250 (2003: 2,500; 2002: Rs. 2250) in respect of Wealth Tax.

9.	The details of subsidiaries and affiliates are as follows -

	Country of Incorporation	% Holding
a) Name of the subsidiary
Wipro Fluid Power Limited	India	98%
Wipro Inc	USA	100%
Enthink Inc	USA	— *
Wipro Spectramind Inc	Bermuda	100%
Wipro Japan KK	Japan	100%
Wipro Prosper Limited	India	100%
Wipro Trademarks holding Limited	India	100%
Wipro Travel services Limited	India	100%
Wipro Healthcare IT Limited	India	100%
Wipro Spectramind eServices (P) Limited	India	93%
Wipro Technology Inc.	USA	— *
Wipro Holdings Mauritius Limited	Mauritius	100%
Wipro Holdings UK Limited	UK	— #
Wipro Technology UK Limited	UK	— @
Wipro Nervewire Inc	USA	100%
Wipro Consumer Care Limited	India	100%
b) Wipro Equity Reward Trust	India	Fully controlled trust
c) Grantor Trust	USA	Fully controlled trust
d) Name of the affiliate
Wipro GE Medical Systems Limited	India	49%
WeP Peripherals Limited	India	40%

* Fully owned by Wipro Inc.

# Fully owned by Wipro Holdings Mauritius Limited

@ Fully owned by Wipro Holdings UK Limited

10.	Diluted EPS is calculated based on treasury stock method for ESOP outstanding.

11.	Provision for retirement benefits are made on the estimated basis in the interim financial statement and acturial valuation is carried out at the year-end.

12.	Corresponding figures for previous periods presented have been regrouped, where necessary, to confirm to this period classification. Current period figures are not comparable with the previous period figures on account of acquisition of various business / subsidiaries in last one year i.e., Wipro Spectramind services Limited (BPO business) with effect from July 2002; Wipro Healthcare IT Limited with effect from August 2002; Energy & Utilities Practice with effect from January 2003 and Wipro Nerve wire (IT consulting business) with effect from May 2003.

WIPRO LIMITED

CASH FLOW STATEMENT

			(Rs. in 000s)

	Nine months ended December 31,		Year ended March 31,

	2003	2002	2003

Cash flows from operating activities:
Profit before tax from continuing operations	8,068,839	7,609,186	10,317,484
Adjustments to reconcile Net profit before tax and non recurring items to net cash provided by operating activities:		—
Depreciation and amortization	1,396,393	1,064,564	1,568,487
Foreign currency translation gains	(191,650)	(321,687)	(297,085)
Minority Interest
Equity in earnings of affiliates
Retirement benefits provision	228,488	200,212	112,773
Others		(298)	—
Interest on borrowings	28,172	18,232	30,245
Dividend / interest	(594,413)	(544,193)	(633,398)
Loss / (Gain) on sale of property, plant and equipment	5,892	(2,959)	6,470
Operating cash flow before changes in working capital	8,941,721	8,023,057	11,104,976
Trade and other receivable	(1,448,273)	(536,680)	(1,919,285)
Loans and advances	(47,094)	(469,931)	(729,342)
Inventories	(246,526)	(22,165)	(75,927)
Trade and other payables	1,611,194	356,778	803,940

Net cash provided by operations	8,811,022	7,351,059	9,184,362
Direct taxes paid	(898,735)	(1,123,339)	(1,848,699)

Net cash provided by continuing operations	7,912,287	6,227,720	7,335,663

Net cash provided by discontinuing operations	—	31,014	27,284

Net cash provided by operations	7,912,287	6,258,734	7,362,947

Cash flows from investing activities:
Expenditure on property, plant and equipment (including advances)	(2,823,922)	(1,521,253)	(2,523,048)
Proceeds from sale of property, plant and equipment	67,686	84,634	103,530
Purchase of investments	(20,040,700)	(30,243,692)	(41,182,961)
Inter Corporate deposits placed / matured	277,722	1,828,853	1,779,288
Certificate of Deposits with foreign banks	2,463,056	4,805,610	2,824,163
Sale / maturities on Investments	8,489,997	26,236,496	37,904,824
Payment for acquisition, net of cash acquired	(465,266)	(5,085,443)	(5,484,793)
Divided received	582,397	69,737	75,560
Interest received (net)	(11,213)	207,637	169,918

Net cash used in investing activities	(11,460,243)	(3,617,421)	(6,333,519)

Cash flows from financing activities:
Proceeds from exercise of Stock Option Plan grants	70,828	88,515	106,809
Share application money pending allotment	(1,222)	(2,399)	(1,177)
Proceeds from issuance of common stock by subsidiary	147,533
Dividends paid	(262,361)	(232,466)	(232,466)
Proceeds from issuance / (repayment) of borrowings	1,127,896	(221,863)	275,576

Net cash provided by/(used in) financing activities	1,082,674	(368,213)	148,742

Net increase/ (decrease) in cash and cash equivalents during the year	(2,465,282)	2,273,100	1,178,170
Cash and cash equivalents at the beginning of the period	4,210,079	3,031,909	3,031,909
Effect of translation on cash balance	(3,817)

Cash and cash equivalents at the end of the period	1,740,980	5,305,009	4,210,079

Notes:

Figures for previous periods presented, have been regrouped wherever necessary, to confirm to this period classification.

For and on behalf of the Board of Directors

/s/ Azim Hasham Premji	/s/ N. Vaghul	/s/ P. M. Sinha
Azim Hasham Premji	N. Vaghul	P. M. Sinha
Chairman and Managing Director	Director	Director

/s/ Suresh C. Senapaty	/s/ V. Ramachandran
Suresh C. Senapaty	V. Ramachandran
Corporate Executive	Company Secretary
Vice President - Finance
Bangalore, January 21, 2004

WIPRO LIMITED

AUDITOR’S CERTIFICATE

We have examined the above cash flow statement of Wipro Limited – consolidated for the period ended December 31, 2003. This statement is based on and in agreement with the corresponding Profit and Loss Account and Balance Sheet of the Company for the period ended December 31, 2003, covered by our report of even dated.

For N M Raiji & Co.,
Chartered Accountants

/s/ J M Gandhi
J M Gandhi
Partner

Mumbai, January 21, 2004